EXHIBIT 99.1
FOR IMMEDIATE RELEASE

METTLER-TOLEDO INTERNATIONAL INC.
PROVIDES BUSINESS UPDATE

COLUMBUS, Ohio, USA - April 13, 2020 - Mettler-Toledo International Inc. (NYSE: MTD), a leading global supplier of precision instruments and services, announced today that due to the negative impact of the global spread of the COVID-19 pandemic, it is withdrawing 2020 annual guidance, which was provided on February 6, 2020.

For the first quarter ended March 31, 2020, the Company expects that reported sales declined 4% and local currency sales declined 3% as currency reduced sales growth by 1%. The Company noted that first quarter local currency sales were negatively impacted by the COVID-19 pandemic on its operations in China as well as in other regions. The Company estimates that Adjusted EPS for the first quarter of 2020 will be below previously issued guidance. Adjusted EPS and local currency sales are non-GAAP financial measures.

Mettler-Toledo International Inc. is a global market leader in the majority of its businesses. The Company has excellent competitive advantages including a sophisticated sales and marketing approach, an extensive global service force, long history of innovation and a diverse product portfolio. The Company has a strong culture of execution and excellent long-term track record. Its principal end markets are life sciences, food manufacturers, chemical companies and food retailers.

The Company will release its first quarter 2020 results after the market closes on Thursday, May 7, 2020 and hold a conference call at 5pm Eastern Time to discuss its quarterly results. To hear a live webcast or replay of the call, please visit the investor relations page on the Company’s website at www.mt.com/investors.

METTLER TOLEDO (NYSE: MTD) is a leading global supplier of precision instruments and services. We have strong leadership positions in all of our businesses and believe we hold global number-one market positions in most of them. We are recognized as an innovation leader and our solutions are critical in key R&D, quality control and manufacturing processes for customers in a wide range of industries including life sciences, food and chemicals. Our sales and service network is one of the most extensive in the industry. Our products are sold in more than 140 countries and we have a direct presence in approximately 40 countries. With proven growth strategies and a focus on execution, we have achieved a long-term track record of strong financial performance. For more information, please visit www.mt.com.

Statements in this press release which are not historical facts constitute “forward-looking statements” within the meaning of Section 27A of the U.S. Securities Act of 1933 and Section 21E of the U.S. Securities Exchange Act of 1934. You should not rely on forward-looking statements to predict our actual results. Our actual results or performance may be materially different than reflected in forward-looking statements because of various risks and uncertainties, including statements about expected revenue growth and long-term impacts of the COVID-19 pandemic. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “could,” “would,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “predict,” “potential” or “continue.” We make forward-looking statements about future events or our future financial performance, including earnings and sales growth, earnings per share, strategic plans and contingency plans, growth opportunities or economic downturns, our ability to respond to changes in market conditions, customer demand, our competitive position, pricing, our supply chain, adequacy of our facilities, access to and the costs of raw materials, shipping and supplier costs, gross margins, planned research and development efforts and product introductions, capital expenditures, cash flow, tax-related matters, the impact of foreign currencies, compliance with laws, effects of acquisitions and the impact of the COVID-19 pandemic on our businesses. Our forward-looking statements may not be accurate or complete, and we do not intend to update or revise them in light of actual results. New risks also periodically arise. Please consider the risks and factors that could cause our results to differ materially from what is described in our forward-looking statements, including the uncertain duration and severity of the COVID-19 pandemic. See in particular “Factors Affecting Our Future Operating Results” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for the year ended December 31, 2019 and other reports filed with the SEC from time to time.